As filed with the Securities and Exchange Commission on November 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACS Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	92-3144268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

262 N. University Ave. Farmington, Utah	84025
(Address of Principal Executive Offices)	(Zip Code)
2024 Incentive Award Plan
2024 Employee Stock Purchase Plan
(Full Title of the Plan)
Jason Murray
Chief Executive Officer
PACS Group, Inc.
262 N. University Ave.
Farmington, Utah 84025
(801) 447-9829
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

John Mitchell Chief Legal Officer and General Counsel 262 N. University Ave. Farmington, Utah 84025 (801) 447-9829	Jenna B. Cooper Joel H. Trotter J. Ross McAloon Latham & Watkins LLP 650 Town Center Drive, Floor 20 Costa Mesa, California 92626 (714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission for the purpose of registering an additional 4,655,325 shares of common stock, par value $0.001 per share (the “Common Stock”), of PACS Group, Inc. (the “Registrant”), issuable under the following employee benefit plans for which registration statement of the Registrant on Form S-8 (File No. 333-278615) is effective: (i) the PACS Group, Inc. 2024 Incentive Award Plan and (ii) the PACS Group, Inc. 2024 Employee Stock Purchase Plan.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of PACS Group, Inc.	S-1/A	333-277893	04/01/24	3.2
4.2	Amended and Restated Bylaws of PACS Group, Inc.	S-1/A	333-277893	04/01/24	3.4
4.3	Form of Certificate of Common Stock	S-1/A	333-277893	04/08/24	4.1
5.1	Opinion of Latham & Watkins LLP					X
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on signature page)					X
99.1	PACS Group, Inc. 2024 Incentive Award Plan	S-8	333-278615	04/11/24	99.1
99.2	Form of Stock Option Agreement under PACS Group, Inc. 2024 Incentive Award Plan	S-8	333-278615	04/11/24	99.2
99.3	Form of Restricted Stock Unit Agreement under PACS Group, Inc. 2024 Incentive Award Plan	S-8	333-278615	04/11/24	99.3
99.4	Form of Restricted Stock Unit Award Agreement (Executive IPO Awards) under PACS Group, Inc. 2024 Incentive Award Plan	S-8	333-278615	04/11/24	99.4
99.5	PACS Group, Inc. 2024 Employee Stock Purchase Plan	S-8	333-278615	04/11/24	99.5
107.1	Registration Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Farmington, State of Utah, on this 19th day of November, 2025.

PACS Group, Inc.

By:	/s/ Jason Murray
Jason Murray
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jason Murray and John Mitchell, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jason Murray	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	November 19, 2025
Jason Murray

/s/ Mark Hancock	Director, Executive Vice Chairman, and Interim Chief Financial Officer (Principal Financial Officer)	November 19, 2025
Mark Hancock

/s/ Michelle Lewis	Chief Accounting Officer (Principal Accounting Officer)	November 19, 2025
Michelle Lewis

/s/ Evelyn Dilsaver	Director	November 19, 2025
Evelyn Dilsaver

/s/ Jacqueline Millard	Director	November 19, 2025
Jacqueline Millard

/s/ Taylor Leavitt	Director	November 19, 2025
Taylor Leavitt